Exhibit 10.4

PROMISSORY  NOTE

(Paycheck Protection Program Loan)

SBA Loan No. 51877270-00

Principal Amount $2,193,512.00	4/18/2020

FOR VALUE RECEIVED, the undersigned ("Borrower"), with an address of 127 Industry Blvd North Huntingdon, PA 15642, promises to pay to the order of The Huntington National Bank ("Lender", which term shall include any holder hereof) at such place as Lender may designate or, in the absence of such designation, at any of Lender's offices, the sum of $2,193,512.00 (the "Principal Sum") together with interest as hereinafter provided, and payable at the time(s) and in the manner(s) hereinafter provided.

INTEREST. Interest will accrue on the unpaid balance of the Principal Sum at the rate of 1.000% per annum and is computed on a simple interest 365/365 basis.

MANNER OF PAYMENT. The Principal Sum and accrued interest shall be repaid in eighteen installments of $122,828.79 beginning on 11/18/2020 and continuing on the same day of each month thereafter, with the final payment due on 4/18/2022 (the "Maturity Date"). Payments include principal and interest. On the Maturity Date, all unpaid principal and all accrued unpaid interest shall be due and payable.

The monthly payment amount specified above is based on the assumption that none of the Principal Sum is forgiven pursuant to Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (as amended, the "CARES Act"), its implementing regulations and Small Business Administration ("SBA") rules. If only part of the Principal Sum is forgiven in connection with the CARES Act, then after application of such forgiveness amount, the loan evidenced hereby shall be re-amortized and a new monthly payment amount shall be communicated to Borrower. In addition, the initial monthly payments made by Borrower shall be credited first to the interest that has accrued during the initial deferment period on any unforgiven portion of the Principal Sum until all accrued interest is paid.

This Note may be prepaid in full by Borrower at any time without penalty.

LATE CHARGE. If any payment is 11 days or more late, Borrower will be charged 5.00% of the regularly scheduled payment, to the extent permitted under applicable law and SBA rules.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on the loan and the check or preauthorized charge with which Borrower pays is later dishonored, to the extent permitted under applicable law and the SBA rules.

NO COLLATERAL. The loan evidenced hereby is unsecured and, notwithstanding anything to the contrary therein, is not secured by any existing collateral documents executed by Borrower or any other person in favor of Lender with respect to any other loans or obligations of Borrower.

DEFAULT. Upon the occurrence of any of the following events:

(1)Borrower fails to pay any installment when due hereunder or to perform any obligation of Borrower to Lender;

(2)Borrower fails to furnish true and complete financial statements from time to time on request of Lender;

(3)the death of any individual Borrower;

(4)any representation, warranty, certification or other information given to Lender by Borrower proves to be false, untrue or misleading in any material respect; or

(5)the dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower;

then Lender may, at its option, without further notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event Lender shall institute any action for the enforcement or collection of the obligations evidenced hereby, Borrower agree to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.

ACKNOWLEDGEMENT; WAIVER AND RELEASE; HOLD HARMLESS.

In connection with all aspects of the loan evidenced by this Note (the "PPP Loan"), Borrower acknowledges and agrees, on behalf of itself and, as applicable, its shareholders, partners, members, officers, managers, directors and affiliates (collectively, together with the Borrower, the "Borrower Parties"), that: (a)(i) this Note is an arm' s-length commercial transaction between Borrower, on the one hand, and Lender, on the other hand, (ii) each Borrower Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (iii) each Borrower Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of this Note, the PPP Loan and the Paycheck Protection Loan Borrower Application Form executed and delivered to Lender in connection with this Note (the "Application") and (iv) each Borrower Party has made its own independent determination regarding (A) Borrower's eligibility for the PPP Loan and the maximum permitted amount of the PPL Loan and (B) the ability of the Borrower Parties to make each of the representations, warranties and certifications made in the Application. Borrower hereby represents and warrants to Lender that all information set forth in the Application, all other information provided to Lender, and all representations, warranties and certifications of the Borrower Parties set forth in the Application are true and correct. Lender has no obligation to any Borrower Party with respect to this Note or the PPP Loan except those obligations expressly set forth in this Note. Borrower, on behalf of itself and the other Borrower Parties, hereby waives and releases, and agrees to hold the Lender harmless from, any claims that any Borrower Party may have against Lender with respect to or arising out of this Note, the PPP Loan, the Application and the transactions evidenced thereby, including any breach or alleged breach of agency or fiduciary duty.

ELIGIBILITY FOR LOAN FORGIVENESS. By execution of this Note, Borrower acknowledges the NOTICE REGARDING ABILITY TO APPLY FOR LOAN FORGIVENESS attached hereto and made a part hereof.

AUTHORIZATION.  Borrower represents and warrants to Lender that (A) Borrower is duly organized, validly existing, and in good standing under and by virtue of the laws of the state in which Borrower is organized; (B) Borrower is duly authorized to transact business in all other states in which Borrower is doing business, including registering as a foreign entity in any such states if necessary; (C) the execution, delivery, and performance of this Note on behalf of Borrower has been duly authorized and is not in conflict with Borrower's articles of incorporation, articles of organization, partnership agreement, joint venture agreement, bylaws or code of regulations, operating agreement, or other similar agreement; and (D) the person(s) executing this Note has been duly authorized to do so. At least thirty (30) days prior to the occurrence of any of the following events, Borrower shall deliver to Lender written notice of such impending event: (i) change in Borrower's principal place of business or chief executive office or residence (if Borrower is an individual) or (ii) change in Borrower's name, identity, or corporate structure.

WAIVER OF PRESENTMENT. Borrower hereby waives presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto.

FEES AND EXPENSES. Borrower agrees to pay all costs, expenses (including reasonable attorneys' fees), and disbursements incurred by Lender (a) in all efforts made to enforce payment of the indebtedness represented by this Note, (b) in connection with entering into, modifying, amending, and enforcing this Note and all related agreements, documents and instruments, (c) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower under this Note, or (d) in connection with any advice given to Lender with respect to its rights and obligations under this Note and all related agreements.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts, for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness hereunder against any and all such accounts.

WAIVER/AMENDMENT. No waiver of any term or condition of this Note shall be effective unless in writing and signed by the party giving or granting the waiver. No amendment of any term or condition of this Note shall be effective unless in writing and signed by Borrower and Lender. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note, related loan documents or law nor any course of dealing, shall operate as a waiver of such right, power or privilege or preclude any other or further exercise thereof or of any other right, power or privilege.

PREFERENCE. Borrower agrees that, to the extent that Borrower makes a payment or payments to Lender, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, Borrower's estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations under this Note or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lender.

What this means: When an entity or person opens an account or establishes a relationship with Lender, Lender may ask for the name, address, date of birth, and other information that will allow Lender to identify the entity or person who opens an account or establishes a relationship with Lender. Lender may also ask to see identifying documents for the entity or person.

WAIVER OF RIGHT TO TRIAL BY JURY.  Borrower acknowledges that,  as  to any  and  all  disputes that may arise between Borrower and Lender, the commercial nature of the transaction out of which this  Note  arises  makes  any  such  dispute  unsuitable  for  trial  by  jury.   Accordingly,  Borrower hereby waives any right to trial by jury as to any and all disputes that may arise relating to this Note, or to any of the instruments or documents executed in connection therewith.

SEVERABILITY; GOVERNING LAW. The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTANDS All THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

Borrower:

THE EXONE COMPANY

By:	/s/ Douglas D. Zemba
Douglas D. Zemba
Chief Financial Officer & Treasurer
Print Name and Title

NOTICE REGARDING ABILITY TO APPLY FOR LOAN FORGIVENESS

You are receiving a Paycheck Protection Program loan extended pursuant to Sections 1102 and 1106 of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), any implementing regulations and U.S. Small Business Administration (the "SBA") rules. Pursuant to Section 1106 of the CARES Act, some or all of the loan may be forgiven subject to satisfaction of certain conditions. You will be required to follow an application process to receive any loan forgiveness.

You will be eligible for forgiveness of the loan only in an amount equal to the sum of the following costs incurred and payments made during the 8-week period beginning on the date the loan is made (the "covered period"):

o	Payroll costs (as defined in Section 1102 of the CARES Act)
o	Interest on any mortgage obligation incurred prior to February 15, 2020 (does not include prepayment penalties or principal payments)
o	Rent under any leasing agreement entered into prior to February 15, 2020
o	Utilities for which service began prior to February 15, 2020 (electric, gas, water, transportation, telephone, internet service)

The SBA has stated that at least 75% of the requested forgiveness amount must have been used to fund payroll costs.

In addition, the amount of any loan forgiveness will be reduced based on reductions in wages or the number of full-time equivalent employees compared to certain prior periods. You have until June 30, 2020 to restore your full-time employment and salary levels for any changes made between February 15, 2020 and April 26, 2020.

When you apply for loan forgiveness, the following documentation of use of the loan funds for eligible expenses must be submitted:

o	Proof of payment (copies of cancelled checks or evidence of electronic payment, transcript of account, or other documents verifying payment)
o

Documentation verifying number of employees and pay rates for the applicable periods, including payroll reports, payroll tax filings reported to the Internal Revenue Service, and State income, payroll, and unemployment insurance filings

o	Any other documentation required by SBA rules

Please refer to the CARES Act and SBA rules for complete rules and requirements regarding forgiveness of the loan.